                    SERP TRUST REGISTRATION RIGHTS AGREEMENT
                    ----------------------------------------

     THIS SERP TRUST REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of ________________ ___, 1994, is entered into by and between NATIONAL MEDICAL ENTERPRISES, INC. (the "Company"), a Nevada corporation with offices at 2700 Colorado Avenue, Santa Monica, California 90404 and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation with offices at 114 West 47th Street, New York, New York 10036 (the "Trustee"), as trustee U/A dated May __, 1994 for the 1994 NME Supplemental Executive Retirement Plan Trust ("the Trust").

                                    RECITALS

     A. The Company has adopted the NME Supplemental Executive Retirement Plan (the "Plan").

     B. The Company has established the Trust pursuant to that certain Trust Agreement between the Company and the Trustee dated May ___, 1994 (the "Trust Agreement") in order to secure the benefits payable to participants and their beneficiaries in accordance with the Plan.

     C.  The Trustee has agreed to serve as trustee under the Trust.

     D. Pursuant to the Trust Agreement, the Company has agreed to deposit with the Trustee, as trustee of the Trust, one million shares of National Medical Enterprises, Inc. Common Stock, $.075 par value per share (the "Common Stock").

     E. The Company and the Trustee desire to set forth the registration rights to be granted to the Trustee in connection with its holding of the Common Stock.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and conditions set forth in this Agreement and the Trust Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Certain Definitions.  The following terms are defined as follows:
         -------------------

     "Commission" shall mean the Securities and Exchange Commission or any other
     ------------
federal agency at the time administering the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
any successor federal statute, and the rules and regulations of the Commission issued under the Exchange Act, as they each may, from time to time, be in effect.

     "Holder" shall mean the Trustee and any successor trustee or co-trustee
     --------
appointed in accordance with the terms of the Trust Agreement.

     "Person" shall mean any natural person, partnership, corporation,
     --------
association or other legal entity.

     "Registration Expenses" shall mean all expenses incurred by the Company in
     -----------------------
complying with Sections 2.1, 2.2 and 2.8 hereof, including, without limitation, all registration and filing fees, printing expenses, registrar and transfer agent fees, exchange listing fees, photocopy and courier fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of special counsel for the Holder, Blue Sky fees and expenses, and the expense for any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "Registrable Securities" shall mean the Shares and/or shares of Common
     ------------------------
Stock issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares.

     "Register", "Registered" and "Registration" shall refer to a registration
     ----------  ------------     --------------
effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Statement" means a registration statement filed by the
     ------------------------
Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-4 or Form S-8, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     "Rule 144" shall mean Rule 144 promulgated under the Securities Act.
     ----------

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any
     ----------------
successor federal statute, and the rules and regulations of the Commission issued under the Securities Act, as they each may, from time to time, be in effect.

     "Selling Expenses" shall mean all underwriting discounts and selling
     ------------------
commissions applicable to the sale.

     "Shares" shall mean the one million shares of Common Stock deposited with
     --------
the Trustee pursuant to the Trust Agreement.

     2.  Trustee Registration Rights.
         ---------------------------

         2.1  Trustee Requested Registration.  In the event the Company shall
              ------------------------------
receive from the Holder a written request that the Company effect a registration under the Securities Act (other than a registration on Form S-3, which is provided for in Section 2.8 hereof, or any related form of Registration Statement) with respect to at least 30% of the Registrable Securities (or any lesser percentage if the aggregate offering price to the public would be at least $2,000,000):

              (a) The Company will promptly give written notice of the proposed registration to any other Holder, if there are co-trustees of the Trust who (i) have been appointed co-trustees in accordance with the Trust Agreement and (ii), through an amendment to this Agreement, have become parties to this Agreement; and

              (b) The Company will as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities
Act) as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Securities as are specified in such request, together with such Registrable Securities of any other Holder joining in such request as specified in a written request received by the Company within 20 days after receipt, by such Holder, of the Section 2.1(d) written notice from the Company; provided that the Company shall not be obligated to take any action to effect any registration, qualification or compliance pursuant to this Section
2.1 if the Company gives notice within 30 days of the registration request that it is engaged, or has fixed plans to engage within 30 days of the time of the request, in a firmly underwritten registered public offering. Subject to the foregoing paragraph and to Section 2.1(d), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Holder initiating the registration request hereunder (the "Initiating Holder"). Absent the written consent of a majority in interest of the Initiating Holders, the Company shall not include in any registration under this Section 2.1 any shares of Common Stock other than those specified by the Holder pursuant to the foregoing provisions.

              (c) If the Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2.1 and the Company shall include such information in the written notice referred to in
Section 2.1(a). The right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in such underwriting. The Company and the Holder shall enter into an underwriting agreement, in customary form, with the underwriter or underwriters selected for such underwriting by the Initiating Holder. Notwithstanding any other provision of this Section 2.1, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Company in writing, then the Company shall so advise all Holders participating in the registration and underwriting. If the amount of shares proposed to be registered remains in excess of the number satisfactory to the underwriter, the number of shares of Registrable Securities included in the registration shall be further reduced to a number satisfactory to the underwriter. In such event, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holder. The Registrable Securities and/or other securities so withdrawn from such underwriting also shall be withdrawn from the registration; provided, however, that, if by the withdrawal of such Registrable Securities a
- --------  -------
greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

              (d) If the Company shall furnish to the Initiating Holder a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, then the Company may direct that such request for registration be delayed for a period not in excess of 60 days, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

         2.2  Company Registration.
              --------------------

              (a) If at any time or from time to time, the Company shall determine to register any of its Common Stock, for its own account or for the account of others (other than the Holder) pursuant to a Registration Statement, other than a registration on any registration form which does not include substantially the same information (other than information relating to the selling stockholders or their plan of distribution) as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) promptly give to the Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws); and

                  (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request by the Holder received by the Company within 20 days after the Holder received the Section 2.2(a)(i) written notice from the Company.

              (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to
Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude certain of the Registrable Securities from such registration and underwriting, as follows. The Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) of such fact and of the number of shares of Registrable Securities that may be included in the registration and underwriting. The number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by them at the time of filing the registration statement. Notwithstanding the foregoing, no exclusion of Registrable Securities hereunder shall result in the Holders being unable to register, in the aggregate, less than the lesser of (x) the aggregate number of Registrable Securities sought to be registered by the Holders hereunder or (y) 25% of the total number of shares registered in such registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however,
                                                             --------  -------
that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

         2.3  Expenses of Registration.  All Registration Expenses incurred in
              ------------------------
connection with any registration, qualification or compliance pursuant to
Section 2.1, 2.2 or 2.8 shall be borne by the Company and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

         2.4  Registration Procedures.  In the case of each registration,
              -----------------------
qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

              (a) Keep such registration, qualification or compliance effective for a period of 180 days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs;

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

              (c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by Trustee, on behalf of the Trust;

              (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder and do such other acts or things which may be necessary or advisable to enable any Holder to consummate the public sale or other disposition in such jurisdictions of such securities;

              (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting also shall enter into and perform its obligations under the underwriting agreement;

              (f) Notify the Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

              (g) Furnish, at the written request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Securities.

         2.5  Indemnification.
              ---------------

              (a) The Company will indemnify the Holder, each of its officers, directors, partners and legal counsel, and each person controlling (within the meaning of the Securities Act or the Exchange Act) such Holder, participating in any registration, qualification or compliance effected pursuant to this Section 2 with respect to Registrable Securities held by such Holder, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, arising out of or based on
(i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission, made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by the Holder or underwriter and stated to be specifically for use therein.

              (b) The Holder(s) will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners and legal counsel, and each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter (within the meaning of the Securities Act or the Exchange Act), and each other holder, if any, each of its officers, directors, partners and legal counsel and each person controlling such holder (within the meaning of the Securities Act or the Exchange Act), against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (ii) any violation by the Holder of any federal, state or common law rule or regulation applicable to the Holder in connection with any such registration, qualification or compliance and the Holder will reimburse the Company, underwriters, other such holders, and their directors, officers, partners, and legal counsel and each person who controls the Company, the underwriter or such other holders, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, with respect to Section 2.5(b)(i), in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by Holder and stated to be specifically for use therein.

              (c) Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld); provided, however, that if any Indemnified Party
                           --------  -------
shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2.5, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. As to an action in which the Indemnifying Party has assumed the defense, the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such
- --------  -------
defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 2.5 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              (d) If the Indemnification provided for in this Section 2.5 is unavailable to or insufficient to hold harmless an Indemnified Party under this
Section 2.5 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in the same proportion as the net proceeds from the offering (before deducting expenses) received by such Indemnifying Party bear to the total net proceeds from the offering (before deducting expenses) received by all Indemnifying Parties (including the Company) selling shares in such offering.
No Indemnifying Party shall be required to contribute any amount in excess of the amount by which the net proceeds from the offering (before deducting expenses) received by it exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay (in connection with the untrue statement or omission, which occasioned the losses, claims, damages, liabilities or actions) by reason of its indemnification obligations under this
Section 2.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution obligations of each Indemnifying Party under this Section 2.5 are several and not joint.

         2.6  Information by Holder.  The Holder or Holders of Registrable
              ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

         2.7  Rule 144 Reporting.  With a view to making available the benefits
              ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

              (a) Use its best efforts to facilitate the sale of the Registrable Securities to the public, without registration under the Securities Act, pursuant to Rule 144 under the Securities Act.

              (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

              (c) Furnish to each Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such of the reports and documents so filed by the Company as a Purchaser may reasonably request in order to avail itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         2.8  Form S-3.  The Holder shall have the right to an unlimited number
              --------
of registrations on Form S-3 under this Section 2.8 (requests shall be in writing and shall state the number of shares of Registrable Securities to be Registered, the number of Registrable Shares disposed of, if any, and the intended method of disposition of such shares by such Holder or Holders); provided that the Company shall not be obligated to file and cause to become effective more than two such registrations during any 12-month period.

     The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section

2.8 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3, as the case may be, to the extent requested in writing by the Holder or Holders thereof.

         2.9  Transfer of Registration Rights.  The rights granted under this
              -------------------------------
Section 2 may be assigned or otherwise transferred by the Holder only in connection with the sale or transfer of Shares or Registrable Securities; provided, however, that the Company is given 30 days prior written notice of the
- --------  -------
proposed transfer, the name and address of said transferee and said transferee's agreement to be bound by the provisions of this Agreement. The transfer will be effective upon delivery of the shares to the transferee and such transferee execution of an amendment to this Agreement.

         2.10  Certain Limitations in Connection with Future Grants of
               -------------------------------------------------------
Registration Rights.  From and after the date of this Agreement, the Company
- -------------------
shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights unless such agreement contains provisions substantially similar to those contained in Sections 2.1(c) and 2.2(b) with respect to the allocation of Registrable Securities to be included in an underwritten public offering if marketing factors require a limitation on the number of such securities to be included.

     Notwithstanding the foregoing, from and after the date hereof the Company shall not enter into any agreement with any Person or Persons providing for the granting to such holder of registration rights which are or may be superior to those granted to Holders pursuant to this Section 2, or of registration rights which might cause a reduction in the number of shares includable by the Holders in any offering pursuant to Section 2.1 or in any offering subject to Section 2.2.

     3.  Miscellaneous.
         -------------

         3.1  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of New York applicable to contracts between New York residents entered into and to be performed entirely within the State of New York.

         3.2  Successors and Assigns.  Except as otherwise provided herein, the
              ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         3.3  Entire Agreement.  This Agreement constitutes the full and entire
              ----------------
understanding and agreement between the parties with regard to the subjects hereof and thereof.

         3.4  Notices, etc.  All notices and other communications required or
              ------------
permitted hereunder shall be deemed delivered upon receipt and shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger (including express courier such as Federal Express), addressed (a) if to Trustee at the following address: U.S. Trust Company, 770 Broadway, 10th Floor, New York, New York 10003, Attention:
Judith M. Prepanowski, or at such other address the Trustee shall have furnished to the Company in writing, or (b) if to any other holder, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (c) if to the Company, at the address set forth above (to the attention of the General Counsel) or at such address as the Company shall have furnished to the Trustee and each such other Holder by notice in writing.

         3.5  Delays or Omissions.  No delay or omission to exercise any right,
              -------------------
power or remedy accruing to any party hereto, upon any breach or default of the other party under this Agreement, shall impair any such right, power or remedy of the non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under this Agreement, at law or in equity afforded to any party, shall be cumulative and not alternative.

         3.6  Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together, shall constitute one instrument.

         3.7  Severability. In case any provision of this Agreement shall be
              ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.8  Amendments; Waivers.  The provisions of this Agreement may be
              -------------------
amended at any time and from time to time, with and only with an Agreement or consent in writing signed by the Company on the one hand and the Trustee on the other. Any amendment effected in accordance with this Section shall be binding upon each signatory hereto and on any successors to the rights of such signatories hereunder. In addition, (a) any right conferred herein upon the holders of Registrable Securities as a class may be waived, generally or in any particular instance, by the written agreement of the Holders of at least a majority of the Registrable Securities (with any such waiver being binding on each holder of Registrable Securities) and (b) any party may, without the consent of any other party, waive any right(s) to which he or it would otherwise be entitled, to the extent that such waiver is a waiver only of such party's right(s).

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

     The foregoing SERP Trust Registration Rights Agreement is hereby duly executed by the authorized representatives of the parties hereto as of the date first above written.


                                      NATIONAL MEDICAL ENTERPRISES, INC., a
                                      Nevada corporation


                                      By: ______________________________________
                                          Scott M. Brown
                                          Senior Vice President, Secretary and
                                          General Counsel



                                      UNITED STATES TRUST COMPANY OF NEW YORK, a
                                      _________________ corporation


                                      By: ______________________________________

                                      Title: ___________________________________

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